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                                 EXHIBIT (J)(1)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the references to us under the headings "Counsel and Independent Public Accountants" and "Experts" in the Statement of Additional Information constituting a part of this Post-Effective Amendment on Form N-1A of Principal Preservation Portfolios, Inc.

                                                             ARTHUR ANDERSEN LLP





Milwaukee, Wisconsin
October 14, 1998